EXHIBIT 10.41

                                 (TRANSLATION)

                          Bangkok Bank Public Co., Ltd.

                Guarantee Against All Debts Agreement 020639/048

                                          Made at Bangkok Bank Public Co., Ltd.

                                December 4, 1996

     I, the undersigned,  Mr. Viratana  Suntaranond,  age 55 years,  Race: Thai,
Nationality: Thai, residing at No. 141- 143-145, Soi Sukha 1, - Road, Wat Rajabopit Sub-Disttict, Phra Nakhon District, Bangkok,

     I, the  undersigned,  Mr. Vichai  Rakeriaksorn,  age 38 years,  Race: Thai,
Nationality: Thai, residing at No. 20, Soi Sukhumvit 64, Sukhumvit Road, Bang Chak Sub-District, Phra Khanong District, Bangkok, hereinafter called, "the Guarantor" who makes this Agreement and gives it to the Bangkok Bank Public Co., Ltd., hereinafter called, "the Bank" with the following statements:

     Section 1. The Guarantor agrees to guarantee against all kinds of debts made by J.M.T. Duty Free Co., Ltd., hereinafter called, "the Debtor" who has had a debt with the Bank before this Agreement is made and/or while making this Agreement as well as debt the Debtor will make with the Bank after this Agreement is made, regardless of the nature of debt -- Letter of Credit or the like with the Bank and/or debt under Trust Receipt Agreement, and/or purchase of discount bill of exchange and/or debt under the bill of exchange, and/or debt from a loan request or repayment of debt by a promissory note, and/or debt from issuing a shipping guarantee, and/or debt that the Bank gives aval to a bill of exchange, and/or debt that the Bank endorses a bill of exchange, and/or debt that a debtor asks the Bank to issue a Letter of Guarantee, and/or debt under any loan agreement, and/or debt from overdrawing, and/or debt from the purchase of discount bill of exchange for product export, and/or debt under an agreement in which the Debtor is or is becoming a contractual party as well as all other kinds of debt that the Debtor has made or is to make with the Bank whether in the form of legal deed or obligation, if the Debtor breaks the credit agreement and fails to make payment for the said debt or makes incomplete repayment or causes damage to the Bank under any circumstances, the Guarantor agrees to be liable jointly with the Debtor for the repayment of the debt of Baht 100,000,000 (One Hundred Million Baht Only) as well as interest, compensation owed by the Debtor and other obligations from the debt to the Bank as soon as they receive a notice from the Bank.

     Section 2. In case the Bank has issued a Letter of Guarantee for the Debtor to other persons, the Guarantor agrees not to revoke the guarantee until the Bank is deprived of its responsibility in line with the Letter of Guarantee issued by the Bank.

     Section 3. In case the Bank relaxes debt repayment schedule for the Debtor or agrees with the Debtor to extend the debt agreement with or without a notice to the Guarantor, it shall be taken that the Guarantor has agreed with every time of relaxation or extension accordingly, and the Guarantor shall not take the relaxation or extension as a cause to deprive of his liability as a guarantor.

     Section 4. In case the Debtor breaks the agreement, the Guarantor agrees to relinquish his right to ask the Bank to force repayment of debt from the Debtor before the Guarantor. However, the Bank is not deprived of his right to demand or take legal action f~rst against the Debtor, the Debtor's mass of the estate or heir as the Bank deems appropriate. And in such a case, if the Bank does not receive repayment or receives an incomplete debt, the Guarantor shall agree that such action is carried out on behalf of the Guarantor and the Guarantor shall immediately repay the debt balance as well as fees and other expenses paid by the Bank, regardless of the fact that action is notified in advance to the Guarantot or not or in a case when the Bank does not demand or take legal action against the Guarantor jointly with the Debtor, Debtor's mass of the estate or heir.

     Section 5. The Guarantor agrees that if the Guarantor moves from the domicile stated in this Agreement, it's the duty of the Guarantor to immediately notify the Bank. Otherwise, the Guarantor shall be liable to additional damage to the Bank

     Section 6. This guarantee completely binds the Guarantor. If later the Debtor is claimed to be an incompetent person or made the said loan agreement with a misunderstanding, whether the Guarantor is aware of the incompetency or misunderstanding or not, the Guarantor shall not be deprived of his responsibility for the Bank's act causing the Guarantor to be unable to accept the entire or partial right given to the Bank before or while making this Guarantee Agreement.

     Section 7. As a guarantee for the execution of this Agreement, the Guarantor agrees to place ------------------- with the Bank as a guarantee until the Bank receives all the repayment from the Debtor or Guarantor.

     Section 8. The Guarantor agrees that this Guarantee Agreement shall be valid until the Bank revokes or cancels the loan given to the Debtor.

     The Guarantor has read and understood all the statements in this Agreement and herein affixes his signature as evidence hereof:





Signed                                                                 Guarantor
      ------------------------------         ---------------------------
         (Mr. Viratana Suntaranond)          (Mr. Vichai Raksciaksorn)

                     Signed                             Guarantor
                           (                            )

  Signed                     Witness        Signed                       Witness
        ---------------------                      ----------------------
     (Mr. Polkrit Chotipan)                         (Srisiri Mesaman)